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Exhibit 10.3

COMMON UNIT REDEMPTION AGREEMENT

        This COMMON UNIT REDEMPTION AGREEMENT (this "Agreement"), is made and entered into as of August 19, 2003, by and between PACIFIC ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), and PACIFIC ENERGY GP, INC., a Delaware corporation (the "Holder").

        WHEREAS, the Holder now holds 1,865,000 common units representing limited partner interests in the Partnership (the "Common Units");

        WHEREAS, the Partnership desires to increase the public float of the Common Units;

        WHEREAS, the Partnership has entered into an underwriting agreement of even date herewith (the "Underwriting Agreement") with Citigroup Global Markets Inc., Lehman Brothers Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., RBC Dain Rauscher Inc., and McDonald Investments Inc. (collectively, the "Underwriters") pursuant to which the Partnership is publicly offering (the "Public Offering") for cash (i) 5,000,000 Common Units (the "Primary Units") and (ii) in the event the Underwriters exercise their over-allotment option pursuant to the Underwriting Agreement, up to an additional 750,000 Common Units (the "Option Units"), in each case pursuant to the Partnership's registration statement on Form S-3 (File No. 333-107609) (as amended to the date hereof, the "Registration Statement") and a prospectus supplement (together with the prospectus included in the Registration Statement, the "Prospectus") filed under Rule 424 under the Securities Act (as defined herein); and

        WHEREAS, the Holder desires to transfer to the Partnership, and the Partnership desires to redeem from the Holder, 1,115,000 Common Units (the "Initial Units") and an additional number of Common Units equal to the number of Option Units the Underwriters purchase from the Partnership in the Public Offering (the "Additional Units", together with the Initial Units, the "Units") upon the terms and conditions hereinafter set forth (the "Redemption").

        NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Redemption of Units.    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Holder agrees to transfer to the Partnership, and the Partnership agrees to redeem from the Holder, at a price per unit of $23.612 (the "Redemption Price"), which is equal to the net proceeds per unit received by the Partnership in the Public Offering, after underwriting discounts and commissions, but before expenses, the Initial Units on the Initial Closing Date (as defined herein).

        Upon the Underwriters' purchase of the Option Units from the Partnership and subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Holder agrees to transfer to the Partnership, and the Partnership agrees to redeem from the Holder, at the Redemption Price, the Additional Units on the Additional Closing Date (as defined herein).

          1.1   The closing of the redemption of the Initial Units (the "Initial Closing") shall take place at the offices of Vinson & Elkins L.L.P. in New York, New York, at 10:00 a.m., local time, or as soon as practicable thereafter, on August 25, 2003 (the "Initial Closing Date"). The closings for the redemption of Additional Units (the "Additional Closing", together with the Initial Closing, the "Closings") shall take place at such places and such times as to coincide with the Underwriters' purchase of Option Units from the Partnership in the Public Offering (the "Additional Closing Date", together with the Initial Closing Date, the "Closing Dates").

          1.2   At each Closing, the Holder shall assign and transfer to the Partnership all its right, title and interest in and to the Units free and clear of all liens or other limitations or restrictions and deliver to the Partnership the certificate or certificates representing the Units, duly endorsed in blank or accompanied by separate stock powers so endorsed. Holder shall execute the certificate of transfer on the back of the certificate or certificates representing the Units.

          1.3   The Partnership shall pay the aggregate Redemption Price on each Closing Date, without deduction, by wire transfer of immediately available funds to an account of the Holder (the number for which account shall have been furnished to the Partnership at least one business day prior to the Closing Date).

          1.4   The Holder and the Partnership agree to treat the Redemption for United States federal income tax purposes as a redemption of the Units in reimbursement of certain capitalized expenditures. The Holder and the Partnership shall report, act and file all applicable tax returns in all respects and for all purposes consistent with such treatment and shall not take any position that is inconsistent with such treatment (whether in audits, tax returns or otherwise).

        2.    Representations and Warranties of Holder.    The Holder hereby represents and warrants to, and agrees with the Partnership, as applicable, that:

          2.1   Existence and Power. The Holder is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

          2.2   Authority; Approvals.

            (a)   The execution and delivery of this Agreement by the Holder, the consummation by the Holder of each of the transactions and the performance by the Holder of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of the Holder. This Agreement has been duly executed and delivered by the Holder, and, assuming the accuracy of the representations and warranties of the Partnership in Section 3 hereof, constitutes the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, subject, (i) as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) to equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            (b)   The execution and delivery of this Agreement by the Holder and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby (i) do not conflict with or violate (whether with or without notice or a lapse of time or both), require the consent of any Person to or otherwise result in a material detriment to the Holder under, its organizational documents or any agreement to which it is a party or by which its assets or property is bound or any law or order applicable to it, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby or have a material adverse effect on the business, properties, condition (financial or otherwise), liabilities or prospects of the Holder; and (ii) do not impose any penalty or other onerous condition on the Holder that could reasonably be expected to materially hinder or impact the completion of any of the transactions contemplated hereby. As used herein, the term "Person" means a natural person, corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

            (c)   No approval from any Governmental Entity is required with respect to the Holder in connection with the execution and delivery by the Holder of this Agreement, the performance by the Holder of its obligations hereunder or the consummation by the Holder of the transactions contemplated hereby, except for any such approval the failure of which to be made or obtained (i) has not impaired and could not reasonably be expected to impair the ability of the Holder to perform its obligations under this Agreement in any material respect and (ii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement. As used herein, the term "Governmental Entity" means any agency, bureau, commission, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise; (ii) federal, state or local; or (iii) domestic or foreign.

          2.3   Ownership of Units. The Holder is the record and beneficial owner of the Units, free and clear of any lien and any other limitation or restriction with full right and authority to deliver the same hereunder, and will transfer and deliver to the Partnership on the Closing Dates valid title to the Units, free and clear of any lien and any such other limitation or restriction (except as the nonassessability of the Units may be affected by matters described in the Partnership's registration statement on Form S-1 (File No. 333-84812) under the caption "The Partnership Agreement—Limited Liability," which is incorporated by reference into the Partnership's registration statement on Form 8-A (File No. 1-31345)).

          2.4   Independent Investigation. The Holder (a) has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the Units, including the risks associated therewith, and (b) has adequate information and has made its own independent investigation and evaluation to the extent it deems necessary or appropriate concerning the properties, business and financial condition of the Partnership to make an informed decision regarding the transfer of the Units pursuant to this Agreement.

        3.    Representations and Warranties of the Partnership.    The Partnership hereby represents and warrants to, and agrees with the Holder, that:

          3.1   Existence and Power. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite entity power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

          3.2   Authority; Approvals.

            (a)   The execution and delivery of this Agreement by the Partnership, the consummation by the Partnership of each of the transactions and the performance by the Partnership of each of its obligations contemplated hereby have been duly and properly authorized by all necessary partnership action on the part of the Partnership. This Agreement has been duly executed and delivered by it and, assuming the accuracy of the representations and warranties of the Holder in Section 2 hereof, constitutes the valid and legally binding obligation of the Partnership, enforceable against it in accordance with its terms, subject, (i) as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) to equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            (b)   The execution and delivery of this Agreement by the Partnership and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby (i) do not conflict with or violate (whether with or without notice or a lapse of time or both), require the consent of any Person to or otherwise result in a material detriment to the Partnership under, its organizational documents or any agreement to which it is a party or by which its assets or property is bound or any law or order applicable to it, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby or have a material adverse effect on the business, properties, condition (financial or otherwise), liabilities or prospects of the Partnership; and (ii) do not impose any penalty or other onerous condition on the Partnership that could reasonably be expected to materially hinder or impact the completion of any of the transactions contemplated hereby.

            (c)   No approval from any Governmental Entity is required with respect to the Partnership in connection with the execution and delivery by the Partnership of this Agreement, the performance by the Partnership of its obligations hereunder or the consummation by the Partnership of the transactions contemplated hereby, except (i) as have been obtained under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Securities Act"), and as may be required under state securities or blue sky laws in connection with the Public Offering and (ii) for any such approval the failure of which to be made or obtained (x) has not impaired and could not reasonably be expected to impair the ability of the Partnership to perform its obligations under this Agreement in any material respect and (y) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

        4.    Conditions to Closing.

          4.1   Conditions to Obligations of the Partnership. The obligation of the Partnership to redeem the Units on a Closing Date hereunder is subject to the satisfaction of the following conditions:

            (a)   The closing contemplated in Section 3 of the Underwriting Agreement shall have occurred (including, in the case of the Additional Units, a closing with respect to the Option Units);

            (b)   The Holder shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date;

            (c)   No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding is then pending or threatened by any court or Governmental Entity, and no such court or Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent consummation of the Redemption; provided, however, that the parties hereto shall use their reasonable best efforts to have any such injunction, judgment or order vacated or reversed;

            (d)   The representations and warranties of the Holder contained in this Agreement and in any certificate or other writing delivered by the Holder pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date; and

            (e)   The Partnership shall have received a certificate signed by a duly authorized officer of the Holder to the effects set forth in clauses (b) and (d) above.

          4.2   Conditions of Obligations of the Holder. The obligation of the Holder to consummate the transactions contemplated on a Closing Date hereby is subject to the satisfaction of the following conditions:

            (a)   The closing contemplated in Section 3 of the Underwriting Agreement shall have occurred (including, in the case of the Additional Units, a closing with respect to the Option Units);

            (b)   The Partnership shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date;

            (c)   No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding is then pending or threatened by any court or Governmental Entity, and no such court or Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent consummation of the Redemption; provided, however, that the parties hereto shall use their reasonable best efforts to have any such injunction, judgment or order vacated or reversed;

            (d)   The representations and warranties of the Partnership contained in this Agreement and in any certificate or other writing delivered by the Partnership pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date; and

            (e)   The Holder shall have received a certificate signed by a duly authorized officer of Pacific Energy GP, Inc. on behalf of the Partnership to the effects set forth in clauses (b) and (d) above.

        5.    Governmental Filings.    The Holder shall, or cause its affiliates, as applicable, to make all filings with any Governmental Entity required by the Holder in connection with the execution and delivery by the Holder of this Agreement or the consummation by the Holder of the transactions contemplated hereby, including without limitation, all filings with the Commission required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

        6.    Expenses.    Whether or not the transactions contemplated by this Agreement are consummated, each of the Partnership and the Holder shall pay its own expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

        7.    Miscellaneous.

          7.1   Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

    If to the Holder, to:

    Pacific Energy GP, Inc.
    555 17th Street, Ste. 2400
    Denver, Colorado 80202
    Attention: Clifford P. Hickey
    Fax: (303) 299-1333

    If to the Partnership, to:

    Pacific Energy Partners, L.P.
    5900 Cherry Avenue
    Long Beach, California
    Attention: Irvin Toole, Jr.
    Fax: (562) 728-2810

          All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. By notice given in accordance with this Section 7.1 to the other party, any party may change its address for the receipt of notices under this Agreement.

          7.2   Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          7.3   Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. After the date of this Agreement and before any Closing Date, Holder intends to assign its rights and obligations under this Agreement, and its ownership of the Common Units, to a Person that, directly or indirectly, controls the Holder. The Partnership hereby acknowledges such intention, waives any objection it may have to such assignment and agrees to treat any such assignee as the "Holder" for all purposes under this Agreement.

          7.4   Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without reference to its conflict of laws principles.

          7.5   Public Announcements. Each party agrees that, except as may be required by applicable law or any listing agreement with any national securities exchange, such party will not issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without obtaining the prior written consent of the other party. Notwithstanding anything herein to the contrary, the Holder and the Partnership (and each employee, representative or other agent of the Holder or the Partnership) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transaction contemplated herein (the "Transaction") and all materials of any kind (including opinions and other tax analyses) that are provided to the Holder or the Partnership relating to such tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal income tax treatment of the Transaction and does not include information relating to the identity of the Holder or the Partnership, or their respective affiliates, agents or advisors.

          7.6   Section Headings. The captions and headings appearing at the beginning of the various sections of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.

          7.7   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by the delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party that delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

[The remainder of this page is intentionally blank.]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

PACIFIC ENERGY PARTNERS, L.P.
By:	Pacific Energy GP, Inc., its General Partner
By:	/s/ IRVIN TOOLE, JR. Irvin Toole, Jr. President and Chief Executive Officer
PACIFIC ENERGY GP, INC.
By:	/s/ IRVIN TOOLE, JR. Irvin Toole, Jr. President and Chief Executive Officer

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COMMON UNIT REDEMPTION AGREEMENT